FILED - Oklahoma Secretary of State #3513273978 01/05/2023

OKLAHOMA Secretary of State Electronic Filing

ARTICLES OF ORGANIZATION
DOMESTIC LIMITED LIABILITY COMPANY
Document Number: 57921760002   Submit Date: 1/5/2023

LIMITED LIABILITY COMPANY NAME

The name of the Limited Liability Company is:
HEADY HOUSE LLC

PRINCIPAL PLACE OF BUSINESS ADDRESS

11991 N HWY 99
SEMINOLE, OK 74868 USA

Email - info@growthstalk.com

EFFECTIVE DATE

Effective Date:
Same as filing date.

DURATION

Perpetual

REGISTERED AGENT AND REGISTERED OFFICE ADDRESS

Agent Name
HEADY HOUSE LLC
Address
11991 N HWY 99
SEMINOLE, OK 74868 USA

ATTACHMENTS

File Label	File Name and Path

SIGNATURE

I hereby certify that the information provided on this form is true and correct to the best of my knowledge and by attaching the signature I agree and understand that the typed electronic signature shall have the same legal effect as an original signature and is being accepted as my original signature pursuant to the Oklahoma Uniform Electronic Transactions Act, Title 12A Okla. Statutes Section 15-101, et seq.

Dated - 1/5/2023

Signature Names
JOSEPH BABIAK

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